UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +8862-87126958

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 29, 2021, Rays Technology Co., Ltd. (“Rays”), a majority-owned subsidiary of China United Insurance Services, Inc. (the “Company”), received a Decision Letter dated April 27, 2021 from the Financial Supervisory Commission (Taiwan) (the “FSC”) stating that Rays was fined NTD900,000 (equivalent to approximately $32,233 USD) (the “Fine”) by the FSC for violating Article 167-1 Section 3 of the Insurance Act of Taiwan (the “Act”). The FSC found that from 2019 to 2021 Rays used its website “Triple-I” and its point system thereon to facilitate certain insurance sales and charged the points from certain participating insurance salespersons on the Triple-I point system once clients purchased insurance products from those insurance salespersons. The FSC found that Rays’ operations through the Triple-I website constituted insurance brokerage services but Rays did not have the proper insurance brokerage license while operating the Triple-I website. Rays will adjust its business model in order to comply with current laws and regulations.

The Company and Rays plan to pay the Fine on or prior to the prescribed payment due date according to the Decision Letter and will decide whether to appeal this Decision Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: May 5, 2021	/s/ Yi-Hsiao Mao
Name: Yi-Hsiao Mao
Title: Chief Executive Officer